EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087, No. 333-39089, No. 333-85971, No. 333-97813, No. 333-121033 and No. 333-133976 on Form S-8 and in Registration Statement No. 333-69474 on Form S-3 of our reports dated March 1, 2007, relating to (1) the 2006 consolidated financial statements, the 2006 financial statement schedules, and the retrospective adjustments to the 2005 and 2004 consolidated financial statements of McDermott International, Inc. and (2) management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of McDermott International, Inc., for the year ended December 31, 2006 (which reports express unqualified opinions and our report on the 2006 consolidated financial statements includes an explanatory paragraph regarding the emergence of a wholly owned subsidiary of McDermott International, Inc. from Chapter 11 of the U.S. Bankruptcy Code and the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R), “Share-Based Payment” as of January 1, 2006 and SFAS No. 158, “Employee Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006).
Deloitte & Touche LLP
Houston, Texas
March 1, 2007